SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2008

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Yingu Plaza, 9 Beisihuanxi Road, Suite 1708
Haidian District, Beijing 100080 PRC
(Address of Principal Executive Offices)

+86 10 82525301
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” or the “Registrant” refer to China Advanced Construction Materials Group, Inc., a Delaware corporation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2008 and effective on December 1, 2008, the Board of Directors appointed Mr. Chin (Gene) Hsiao as our Chief Financial Officer.

Chin (Gene) Hsiao, Chief Financial Officer

Mr. Hsiao has been appointed as our Chief Financial Officer as of December 1, 2008. Prior to his appointment with us, Chin Hsiao served as Controller of Milligan and Company, LLC from 2000 to 2008, where managed the overall accounting and financial reporting functions as well as the company’s internal control processes. From 1997 to 1999, he served as Finance Manager for J&J Snack Foods Corporation where he was responsible for financial reporting and SEC schedule preparation. From 1995 to 1997, he served as Accounting Supervisor of RCN Corporation and as the Senior Operation Analyst at ARAMARK Corporation from 1992 to 1995. Mr. Hsiao has over 15 years of experience in corporate finance and management. He received his B.S. degree from Drexel University in Philadelphia, and he is also a certified public accountant in US.

Employment Agreement

On December 1, 2008, we entered into a three year employment agreement (the “Agreement”) with Mr. Hsiao in connection with his service as our Chief Financial Officer. The Agreement provides for a yearly salary of $120,000 and stock options to purchase a total of 200,000 shares of the Company’s common stock from the option bonus pool. The option bonus pool consists of four equal tranches of 50,000 options, with the first tranche of 50,000 options carrying an exercise price of $3.00, the second tranche of 50,000 options carrying an exercise price of $3.50, the third tranche of 50,000 options carrying an exercise price of $4.00, and the fourth tranche of 50,000 options carrying an exercise price of $4.50. A quarter (25%) of each tranche of options will vest at the end of each twelve month period of the Employment Term of the Executive.

A copy of this Agreement is included in this Current Report as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with Chin Hsiao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

Date: December 2, 2008	By:	/s/ Xianfu Han
Xianfu Han
Chief Executive Officer